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                                                                    EXHIBIT 21.1



                     EMERGENT INFORMATION TECHNOLOGIES, INC.

                            WHOLLY OWNED SUBSIDIARIES


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
STEVEN MYERS & ASSOCIATES, INC.                  a California corporation


EMERGENT INFORMATION TECHNOLOGIES-WEST           a California corporation


EMERGENT INFORMATION TECHNOLOGIES-CENTRAL        a California corporation (discontinued operations 8/2/00)


EMERGENT INFORMATION TECHNOLOGIES-EAST           a California corporation

                                                 KAPOS ASSOCIATES INC.
                                                 a Virginia corporation
                                                 wholly owned subsidiary of Emergent Information Technologies-East

                                                 STAMINET, INC. (discontinued operations 3/31/99)
                                                 a California corporation
                                                 wholly owned subsidiary of Emergent Information Technologies-East

EMERGENT INFORMATION TECHNOLOGIES-INTL, INC.     a Delaware corporation
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